Exhibit 99.1

BriaCell Closes $4 Million Strategic Investment by Prevail Partners, LLC at US$8.63 per Share

PHILADELPHIA and VANCOUVER, British Columbia, May 19, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, is pleased to announce that the Company has completed the previously-announced strategic investment by Prevail Partners, LLC (“Prevail Partners”) in the Company (the “Investment”), in accordance with a stock purchase agreement (the “Agreement”) entered into between the Company and Prevail Partners on May 12, 2023. Pursuant to the Agreement, the Company issued 463,408 common shares (the “Shares”) to Prevail Partners (the “Issuance”) at a price per Share of US$8.63 for aggregate gross proceeds of US$4 million.

“Contract Research Organizations (CROs) typically do not invest in small biotech companies. Prevail Partner’s significant investment in BriaCell is a remarkable sign of confidence in our clinical plans and objectives,” stated Dr. William V. Williams, BriaCell’s President & CEO. “Our top priority remains to bring our novel therapeutic to advanced breast cancer patients who have failed other treatments and/or are unable to tolerate the harsh side effects of other drugs, and we believe Prevail is the right partner for us to achieve this goal.”

The Company received conditional approval from the Toronto Stock Exchange (“TSX”) on May 18, 2023.The Issuance remains subject to customary post-close filings with the TSX. The Company intends to use the proceeds from the Investment for Contract Research Organization (CRO) clinical services and technologies for its upcoming pivotal study in advanced metastatic breast cancer. The services, provided by Prevail Partners’ affiliate, Prevail InfoWorks, Inc. (“InfoWorks”), include clinical site coordination, project management, clinical monitoring and pharmacovigilance (safety management) services, and the use of InfoWork’s integrated real-time data analytics platform, The Single Interface®, for clinical support and real-time data analysis.

The Shares are subject to applicable US and Canadian resale restrictions, including a statutory hold period under Canadian securities laws of four months and one day from the closing date.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

About Prevail Partners, LLC

Prevail Partners, LLC is a corporate strategic investment fund investing in clinical stage therapeutics companies. More information is available at https://prevailpartners.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including in relation to the TSX approval of the Issuance and use of proceeds, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com

Prevail Partners, LLC Contact:

Mary Schaheen

President

267-797-2011

mary.schaheen@prevailpartners.com